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                                                                    Exhibit 10.2

                          BOND PURCHASE LOAN AGREEMENT

      This BOND PURCHASE LOAN AGREEMENT (this "Agreement"), dated for purposes of reference as of December 1, 2004, by and between MOULTRIE-COLQUITT COUNTY DEVELOPMENT AUTHORITY (the "Issuer"), a public body corporate and politic, created and existing under the laws of the State of Georgia, and SANDERSON FARMS, INC. (PROCESSING DIVISION), a corporation organized and existing under the laws of the State of Mississippi that is qualified to do business in Georgia, in its capacity as the lessee (the "Company") of the Project, referred to herein, and its successors and assigns as such lessee, and in its capacity as the purchaser (the "Purchaser") of the hereinafter described revenue bond of the Issuer;

                              W I T N E S S E T H:

      WHEREAS, the Issuer is a development authority and public body corporate and politic duly created by local constitutional amendment Ga. L. 1960, p. 1402, amended by Ga. L, 1964, p. 403, further amended by Ga. L. 1976, p. 1773, and continued by Ga. L. 1985, p. 4745 (the "Act"); and

      WHEREAS, pursuant to the Act, the Grantor has been created for the purpose of promoting and expanding for the public good and welfare of the City of Moultrie (the "City") and Colquitt County (the "County") and their citizens, industry, agriculture, trade and commerce therein, and making long range plans therefor and is authorized to acquire property including lands, and improvements and equipment to be sold or leased to private persons, firms or corporations for operation and to, and (iii) to issue its revenue bonds to finance such property; and

      WHEREAS, the Act further authorizes and empowers the Issuer: (i) to lease any such project at a rental which, together with other revenues which may be pledged for such purpose, shall be sufficient to pay Debt Service on such revenue bonds and to pay all other expenses which the Issuer may incur in connection with the undertaking; (ii) to pledge, mortgage, convey, assign, hypothecate or otherwise encumber such projects and the revenues therefrom as security for the Issuer's revenue bonds; and (iii) to do any and all acts and things necessary or convenient to accomplish the purpose and powers of the Issuer; and

      WHEREAS, the Company desires to lease a capital project consisting of land, a building and related improvements, and equipment (the "Project") from the Issuer for use as a poultry processing plant and waste water treatment facility; and

      WHEREAS, the Project is expected to create approximately 1,400 jobs in the County and will otherwise have a favorable impact on the welfare of the County; and

      WHEREAS, it is desirable for the Issuer: (i) to sell and issue its Taxable Industrial Development Revenue Bond (Sanderson Farms, Inc. (Processing Division) Project), Series 2004

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(the "Bond") having a maximum principal amount not to exceed $80,000,000 (the
"Maximum Principal Amount") maturing December 1, 2019 and bearing interest at 7% per annum, payable annually on December 1 of each year; (ii) to acquire the Project; and (iii) to lease the Project to the Company under a Lease Agreement (the "Lease"), pursuant to the terms of which the Company will acquire and equip the Project to the extent the same has not been so acquired, constructed and equipped on the issue date of the Bond, convey the Project to the Issuer, subject to certain Permitted Encumbrances, and lease the Project from the Issuer and will pay to the Issuer Basic Rent payments at such times and in such amounts as will be required to pay debt service on the Bond, as and when the same become due; and

      WHEREAS, pursuant to the resolution (the "Bond Resolution") adopted by the Issuer authorizing the issuance of the Bond, the execution of this Bond Purchase Loan Agreement and the other Issuer Documents (identified in the Bond Resolution), the Issuer is pledging as security for the payment of the Bond the Pledged Security (as defined in the Bond Resolution); and

      WHEREAS, all capitalized terms used herein and which are not defined herein shall be defined as set forth in the Bond Resolution and in the Exhibits thereto; and

      WHEREAS, the Purchaser desires to purchase the Bond, which is to be issued in the form of a draw-down instrument and to advance funds or transfer items of property to the Issuer hereunder, initially on the date of issuance of the Bond and thereafter from time to time until the earlier of (i) the date the Maximum Principal Amount of the Bond has been advanced or (ii) the Expiration Date (set forth in Section 4, below); and

      WHEREAS, the Issuer desires to sell the Bond pursuant to the provisions hereof;

      NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

      SECTION 1. THE CREDIT FACILITY AND THE COMMITMENT AMOUNT. The Purchaser agrees to purchase the Bond and in connection therewith to provide to the Issuer a credit facility (the "Credit Facility") of up to the Maximum Principal Amount on the following terms and conditions.

      SECTION 2. PURPOSE: Amounts advanced in cash under the Credit Facility shall be used to pay or to reimburse the Issuer and the Company for Costs of the Project, which is to be leased by the Issuer to the Company pursuant to the Lease. Items of property may also be transferred to the Issuer by the Purchaser, in which case the same shall be treated as if cash in an amount equal to the Purchaser's cost of such items were paid by the Purchaser and immediately disbursed to pay to the Purchaser the book value to the Company of such items, such value on an aggregate basis being stated in the deed or bill of sale conveying such items to the Issuer or in the request for advance hereunder. For purposes of the foregoing and all other purposes related to the Bond, "Costs of the Project", "Purchaser's cost of such items", and "cost to the Company" as mentioned in the attached form of Certificate and Requisition for Payment shall be Purchaser's book value for the related property.

      SECTION 3. COMMENCEMENT DATE: The commencement date of the Credit Facility shall be the date of issuance of the Bond (the date set forth above being merely for

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purposes of reference).

      SECTION 4. EXPIRATION DATE: The expiration date of the Credit Facility shall be December 31, 2018. The Purchaser shall not make any further advances to the Issuer under the Credit Facility with respect to Requests for Advances received after the Expiration Date. Notwithstanding that there is an Expiration Date to the Credit Facility, this Agreement shall remain in effect until the date the Bond is fully retired and all amounts payable hereunder have been paid.

      SECTION 5. UTILIZATION: An initial advance shall be made on the Commencement Date in exchange for the Bond. Thereafter, from time to time to, and including, the Expiration Date, the Issuer may make one or more requests for advances which shall, when aggregated, not exceed the Maximum Principal Amount.

      SECTION 6. THE BOND: All advances in cash or in property under the Credit Facility shall be evidenced by the Bond which shall be issued in the form of a draw-down instrument in substantially the form reviewed by the Purchaser and approved by the Bond Resolution, with such modifications, if any, as are acceptable to the Issuer and the Purchaser, the Issuer's approval of such modifications, if any, to be conclusively presumed by the execution and delivery thereof, and the Purchaser's acceptance of such modifications, if any, to be conclusively presumed by the Purchaser's acceptance of the Bond at the time of the initial advance with respect to the initial draw hereunder. The Bond shall be registered in the name of the Purchaser.

      SECTION 7. ADVANCES: Advances under the Credit Facility shall be made in cash, except where the Purchaser has acquired an item or items of property for the Project and in connection with such request for advance conveys such item or items of property to the Issuer by deed or bill of sale and such request for advance or bill of sale states the Costs of the Project with respect to such item or items of property. Advances under the Credit Facility shall be made upon the written Request for Advance in the form attached hereto as Exhibit A, signed by an Authorized Company Representative, acting on behalf of the Issuer, which shall be delivered to the Purchaser at its notice address by mail, courier, hand delivery or fax, which request for advance shall be accompanied by a copy of one or more requisitions of the Issuer (in the form provided for at the end hereof), submitted by the Company, as agent of the Issuer, which are in an aggregate amount equal to the amount of the net advance being requested. In the case of an advance in the form of cash or in the form of a transfer of property, it shall not be necessary for the Company to attach to said Request for Advance or requisitions evidence of cost of the property with respect to which the requested advance is made, but the Purchaser, at the request of the Issuer, shall make such information available to the Issuer.

      Requests for advances shall be promptly honored, provided that (i) the conditions precedent set forth in Section 9, below, shall have been satisfied at the time of each advance, (ii) the gross amount requested in such Request for Advance, plus the aggregate gross amounts of all prior advances shall not exceed the Maximum Principal Amount, and (iii) the Request for Advance is received on or before the Expiration Date. The Purchaser shall be entitled to rely upon any Request for Advance which the Purchaser reasonably believes in good faith to have been signed by the proper person. In addition, the Purchaser shall have no obligation, but may if it so elects, to fund any advance under the Credit Facility if an "Event of Default" (being an

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"Event of Default" as defined in the Bond Resolution or in any of the Issuer
Documents or Company Documents) has occurred and is continuing on and as of such date. In connection with the initial advance, the Company shall deliver to the Issuer a deed to the Leased Land and to the Leased Improvements, and a bill of sale relating to the fixtures and goods that are to become fixtures.

      SECTION 8. ISSUANCE FEE. There shall be no issuance fee paid to the Issuer.

      SECTION 9. CONDITIONS PRECEDENT: The Purchaser's obligation to fund the initial advance hereunder shall be subject to its receipt from the Issuer on or prior to the date thereof of the duly executed Bond in the Maximum Principal Amount, together with an approving Bond Counsel opinion of Seyfarth Shaw LLP, which shall be in form and substance reasonably acceptable to the Purchaser.

      SECTION 10. INVESTMENT: By acceptance hereof, the Purchaser understands, represents and agrees that: (i) the obligations of the Issuer under the Bond and under the Issuer Documents, are special and limited obligations payable solely from the Pledged Security; (ii) the obligations of the Issuer under the Bond and under the Issuer Documents, and the obligations of the Company under the Company Documents and any other obligations that would constitute "separate securities" relating to the Bond (collectively, herein called the "securities") have not been registered under the Securities Act of 1933, as amended and Securities Exchange Act of 1934, as amended, (the "Federal Acts"), under the Georgia Securities Act of 1973, as amended (the "Georgia Act"), or the securities laws, if applicable, of any other state, and applicable rules and rules and regulations thereunder (collectively, the "Securities Acts") and are unrated;
(iii) the Bond is being sold to the Purchaser in a private placement; (iv) the Purchaser has performed its own "due diligence" investigation as to the Issuer, the Project, the Company, and as to any of the sources of payment of debt service on the Bond and has not relied on any representations of the Issuer, its members, directors, officials, employees, agents or legal counsel as to any matters relating to the adequacy of the Pledged Security to provide for the payment of debt service on the Bond; (v) the Bond is being purchased by the Purchaser for investment purposes only and not with a view to distribution or transfer; (vi) the Bond may not be sold, transferred, pledged or hypothecated by the Purchaser or any subsequent holders except in accordance with the provisions of the Bond Resolution governing transfers of the Bond; and (vii) if any transfer of the Bond would subject the Issuer or the Company to any disclosure requirements under any of the Securities Acts, the Company shall, at its own expense and without cost to the Issuer, make such disclosure as to the Issuer and the Company, the Project and the Pledged Security, as is required by the Securities Acts. The representations and agreements contained in this Section shall prevail over any inconsistent term or condition that may be contained in the Lease, in the Bond Resolution or in the Bond.

      SECTION 11. GOVERNING LAW: This Agreement shall be governed by and construed under and in accordance with the internal laws of the State of Georgia (without giving effect to its conflicts of law principles).

      SECTION 12. NON-ASSIGNMENT: Neither the Bond nor this Agreement may be assigned by the Purchaser prior to the Expiration Date of the Credit Facility if the full Maximum Principal Amount has not been drawn down unless the assignee is a bank or other financial

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institution approved in writing by the Company.

      SECTION 13. AMENDMENT: No amendment or modification of this Agreement shall be effective unless it is in writing and executed by the Issuer, the Company and the Purchaser.

      SECTION 14. HEADINGS: All paragraphs or other headings used in this Bond Purchase Loan Agreement are for convenience of reference only and do not constitute a substantive part of this Bond Purchase Loan Agreement.

      SECTION 15. REQUESTS FOR ADVANCES AND NOTICES: All Requests for Advances shall be delivered to the Purchaser at its address set forth below. All other requests, notices, demands, and other communications under this Bond Purchase Loan Agreement shall be given in writing or by fax and are to be deemed to have been duly given and to be effective upon delivery to the party to whom they are directed, to such party at its notice address set forth below, provided that any party may by written notice or fax to the other parties designate a different address for receiving notices under this Bond Purchase Loan Agreement; provided, however, that no such change of address will be effective unless and until written notice thereof is actually received by the party to whom such change of address notice is sent.

To the Issuer:                Moultrie-Colquitt County Development Authority
                              116 First Avenue, S. E.
                              Moultrie, GA 31776
                              Attn: Chairman
                              Fax: (229) 890-2638

To the Company                Sanderson Farms, Inc. (Processing Division)
                              P.O. Box 988
                              Laurel, Mississippi 39441
                              Attn: Chief Financial Officer
                              Fax: (601) 525-0704)

      SECTION 16. EFFECTIVE DATE: This Agreement may be executed prior to the delivery of the Bond to the Purchaser, but shall not become effective until a counterpart hereof executed by all parties hereto is delivered simultaneously with the issuance of the Bond. Such counterparts, taken together, shall constitute one and the same instrument. Upon execution and delivery hereof, as aforesaid, this Bond Purchase Loan Agreement and the terms and provisions of the Bond, the Resolution and other documents approved by the Bond Resolution shall supersede the provisions of any commitment letter(s) heretofore issued by the Purchaser to the Issuer and the Company with respect to the Bond, the Credit Facility and the Maximum Principal Amount.

                       [Signatures Continued On Next Page]

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      IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed and delivered, under seal, by its respective duly authorized officers.

                                               MOULTRIE-COLQUITT COUNTY
                                               DEVELOPMENT AUTHORITY

                                               By: ___________________________
                                                   Chairman

                                               ATTEST:

                                               _______________________________
                                                   Secretary

      [Authority's Seal]

                       [Signatures Continued On Next Page]

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                                     SANDERSON FARMS, INC. (PROCESSING DIVISION)

                                     By: ____________________________________
                                     Title: Authorized Company Representative

                                     [Company's Signature Page to the Bond
                                     Purchase Loan Agreement]

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                                    EXHIBIT A

                (Request for Advance and Requisition Form follow)

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           REQUEST FOR ADVANCE UNDER THE BOND PURCHASE LOAN AGREEMENT,
                    DATED AS OF DECEMBER 1, 2004, BETWEEN THE
           MOULTRIE-COLQUITT COUNTY DEVELOPMENT AUTHORITY, AS ISSUER,
                                       AND
                   SANDERSON FARMS, INC. (PROCESSING DIVISION)
                         AS THE LESSEE AND AS PURCHASER
                                 RELATING TO THE
                 MOULTRIE-COLQUITT COUNTY DEVELOPMENT AUTHORITY
                   TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND
       (SANDERSON FARMS, INC. (PROCESSING DIVISION) PROJECT), SERIES 2004,

TO: SANDERSON FARMS, INC. (PROCESSING DIVISION), as Purchaser

REQUEST FOR ADVANCE NO. ____________________________
AMOUNT OF ADVANCE REQUESTED: $___________________
DATE OF REQUEST FOR ADVANCE:_______________________

      The undersigned, being an Authorized Company Representative of Sanderson Farms, Inc. (Processing Division), as agent for Moultrie-Colquitt County Development Authority, hereby requests an advance in the amount indicated above to pay or to reimburse the Costs of the Project reflected on the accompanying Requisition(s).

      The undersigned hereby certifies that:

      1. The net amount of the requested advance is equal to the total amount requested in the attached Requisition(s) and the gross amount of the requested advance when added to the gross amount of previously requested advances does not exceed the Maximum Principal Amount;

      2. The date that this Request for Advance is being delivered is not later than the expiration date set forth in Section 4 of the Bond Purchase Loan Agreement, referred to above.

      3. No "Event of Default" as defined in the Bond Purchase Loan Agreement has occurred and is continuing, except:

         ______  None

         ______  As described on the attached page.

                                         MOULTRIE-COLQUITT COUNTY
                                         DEVELOPMENT  AUTHORITY

                                         BY: SANDERSON FARMS, INC.
                                             (PROCESSING DIVISION)

                                             By: ________________________
                                              Authorized Company Representative

                     CERTIFICATE AND REQUISITION FOR PAYMENT

                               Date: ______, _____

                               Draw Request #____

      Sanderson Farms, Inc. (Processing Division) (the "Company") hereby requests, pursuant to the Bond Purchase Loan Agreement, dated as of December 1, 2004 and the Lease Agreement (the "Lease"), dated as of December 1, 2004, by and among the Company and Moultrie-Colquitt County Development Authority (the "Issuer"), that (check one of the following):

      ______ the following amounts be disbursed pursuant to the Bond Purchase Loan Agreement relating to the Issuer's Taxable Industrial Development Bond (Sanderson Farms, Inc. (Processing Division) Project), Series 2004 in accordance with the following payment instructions to the following parties :

Name of Payee                Nature of Cost of Project                    Amount
-------------                -------------------------                    ------

Payment Instructions:

or that:

      _____ the Company is conveying by the items of property listed therein having an aggregate book value of $_____________ (determined as provided in Section 2 of the related Bond Purchase Loan Agreement), and directs that said amount be treated as an advance by the Purchaser to the Project Fund under the Bond Purchase Loan Agreement and a purchase by the Issuer from the Purchaser of such property at such cost.

      The Company does hereby certify to the Issuer and to the Purchaser that, as of the date hereof, (1) the representations and warranties of the Company in the Lease are hereby ratified and confirmed, and (2) the above-listed items are included within the definition "Costs of the Project" contained in the Lease.

                                     SANDERSON FARMS, INC. (PROCESSING DIVISION)

                                     By:____________________________________
                                           Authorized Company Representative